Exhibit 10.17.10

Execution Copy

OPORTUN FUNDING V, LLC

THIRD AMENDMENT TO THE SERIES 2015 SUPPLEMENT

This THIRD AMENDMENT TO THE SERIES 2015 SUPPLEMENT, dated as of December 10, 2018 (this “Amendment”), is entered into among OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as trustee (in such capacity, the “Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).

RECITALS

WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Base Indenture, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Base Indenture”);

WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Series 2015 Supplement, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Series Supplement”; together with the Base Indenture, collectively, the “Indenture”);

WHEREAS, concurrently herewith, (i) the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank are entering into that certain Fifth Amendment to the Base Indenture, dated as of the date hereof, (ii) the Issuer, as purchaser, and Oportun, as seller, are entering into that certain Sixth Amendment to the Purchase and Sale Agreement, dated as of the date hereof, (iii) the Issuer, Oportun and the Noteholders are entering into that certain Fourth Amendment to the Note Purchase Agreement, dated as of the date hereof, (iv) the Issuer and each of the Noteholders are entering into that certain Third Amended and Restated Fee Letter, dated as of the date hereof, and (v) the Issuer, Oportun, the Servicer, each Noteholder and the Back-up Servicer are entering into that certain Consent, dated as of the date hereof; and

WHEREAS, in accordance with Section 13.2 of the Base Indenture, the Issuer desires to amend the Series Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.

ARTICLE II

AMENDMENTS TO THE SERIES SUPPLEMENT

SECTION 2.01. Amendments. The Series Supplement is hereby amended to incorporate the changes reflected on the marked pages of the Series Supplement attached hereto as Schedule I.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Issuer hereby represents and warrants to the Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:

(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(c) No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Ratification of Series Supplement. As amended by this Amendment, the Series Supplement is in all respects ratified and confirmed and the Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Trustee, the Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.

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SECTION 4.04. Rights of the Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.

SECTION 4.05. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:

(a) receipt by the Trustee of an Issuer Order directing it to execute and deliver this Amendment;

(b) receipt by the Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(c) receipt by the Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(d) receipt by the Trustee of evidence of the consent of each Noteholder to this Amendment;

(e) receipt by the Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and

(f) receipt by the Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Trustee prior to the date hereof.

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(Signature page follows)

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IN WITNESS WHEREOF, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Treasurer

Third Amendment to

Series 2015 Supplement

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Intermediary

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Depositary Bank

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

Third Amendment to

Series 2015 Supplement

SCHEDULE I

Amendments to the Series Supplement

CONFORMED COPY

As amended by the

Third Amendment to the Series 2015 Supplement,

dated as of December 10, 2018

OPORTUN FUNDING V, LLC,

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, as Securities Intermediary and as Depositary Bank

SERIES 2015 SUPPLEMENT

Dated as of August 4, 2015

to

BASE INDENTURE

Dated as of August 4, 2015

Variable Funding Asset Backed Notes

TABLE OF CONTENTS

(continued)

Page

SECTION 1.	Definitions	1

SECTION 2.	[Reserved]	10

SECTION 3.	Article 3 of the Base Indenture	~~9~~10

SECTION 4.	Optional Redemption	12

SECTION 5.	Delivery and Payment for the Notes	12

SECTION 6.	Form of Delivery of the Notes; Depository; Denominations; Transfer Provisions	12

SECTION 7.	Article 5 of the Base Indenture	~~13~~14

SECTION 8.	Article 6 of the Base Indenture	~~16~~17

SECTION 9.	[Reserved]	~~19~~20

SECTION 10.	Article 7 of the Base Indenture	~~19~~20

SECTION 11.	Article 9 of the Base Indenture	~~23~~24

SECTION 12.	Amendments and Waiver	~~24~~25

SECTION 13.	Counterparts	~~24~~25

SECTION 14.	Governing Law	~~24~~25

SECTION 15.	Waiver of Trial by Jury	~~24~~25

SECTION 16.	No Petition	~~24~~25

SECTION 17.	Rights of the Trustee	~~24~~25

SECTION 18.	More Favorable Terms	~~25~~26

EXHIBIT A	Form of Class A Note

EXHIBIT B	Form of Monthly Statement

SCHEDULE 1	List of Proceedings

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“Access Loan Receivable” has the meaning specified in the Base Indenture.

“Aggregate Class A Note Principal” means, on any date of determination, the outstanding principal amount of all Class A Notes, which shall equal the Class A Initial Principal Amount, plus the aggregate amount of any Increases made prior to such date, minus the aggregate amount of principal payments (including, without limitation, any Decreases) made to Noteholders prior to such date.

“Alternative Rate” means, for any day, the sum of a per annum rate equal to (i) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)” and (ii) ~~0.20~~0.50%. If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Required Noteholders of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Required Noteholders.

“Amortization Period” means the period commencing on the date on which the Revolving Period ends and ending on the Series 2015 Termination Date.

“Applicable Margin” has the meaning specified in the Fee Letter, as notified by the Issuer to the Back-Up Servicer and the Servicer in writing.

“Assignment Agreement” has the meaning specified in the Note Purchase Agreement.

“Available Funds” means, with respect to any Monthly Period, any Collections received by the Servicer during such Monthly Period and deposited into the Collection Account no later than the third Business Day following the end of such Monthly Period.

“Base Indenture” is defined in the preamble of this Series Supplement.

“Borrowing Base Amount” means, on any date of determination, the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded).

“Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the sum of the Aggregate Class A Note Principal plus the Required Overcollateralization Amount, over (ii) the Borrowing Base Amount.

“Calculation Agent” means the party designated as such by the Issuer from time to time, with the written consent of the Required Noteholders; initially, the initial Servicer.

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“Cash Equivalents” means (a) securities with maturities of one hundred twenty (120) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one hundred twenty (120) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Class A Additional Interest” has the meaning specified in Section 5.12.

“Class A Deficiency Amount” has the meaning specified in Section 5.12.

“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Notes on the Closing Date, which was $10,000,000.

“Class A Maximum Principal Amount” means $~~300,000,000.~~400,000,000.

“Class A Monthly Interest” has the meaning specified in Section 5.12.

“Class A Note Principal” means, on any date of determination and with respect to any Class A Note, the outstanding principal amount of such Class A Note.

“Class A Note Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the LIBOR Floor on such day (or if the Alternative Rate applies on such day pursuant to Section 5.17, the Alternative Rate), plus (ii) the Applicable Margin, plus, if applicable, (iii) (x) during the Amortization Period or if a Rapid Amortization Event has occurred (so long as an Event of Default has not occurred), 1.00%, or (y) if an Event of Default has occurred, 3.00%.

“Class A Noteholder” means a Holder of a Class A Note.

“Class A Notes” has the meaning specified in paragraph (a) of the Designation.

“Class A Required Interest Distribution” has the meaning specified in Section 5.15(iii).

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“Closing Date” means August 4, 2015.

“Commitment” has the meaning specified in the Note Purchase Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Cut-Off Date” means (i) with respect to Receivables purchased by the Issuer on the Closing Date, August 2, 2015 and (ii) with respect to Subsequently Purchased Receivables, the related Purchase Date.

“Decrease” means a reduction in the Aggregate Class A Note Principal in accordance with Section 3.2.

“Default Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.

“Default Rate” the sum of (i) the Class A Note Rate (determined without regard to clause (iii) thereof), plus (ii) 3.00%.

“Defaulted Pool Receivable” means a Pool Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Pool Receivable, (ii) the obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which (a) consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible or (b) has been charged off or otherwise written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible.

“Defaulted Pool Receivable Percentage” means, for any Monthly Period, the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables during such Monthly Period, as an annualized percentage of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period.

“Delinquency Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the last day of such Monthly Period as a percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.

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“Delinquent Pool Receivable” means a Pool Receivable (other than a Defaulted Pool Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Delinquent Pool Receivable Percentage” means, for any Monthly Period, the aggregate outstanding principal balance of all Delinquent Pool Receivables as of the last day of such Monthly Period as percentage of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period.

“Distributable Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the Available Funds for the related Monthly Period, plus (ii) the amount of funds deposited into the Collection Account pursuant to Section 3.2 since the prior Payment Date.

“Excess Spread Rate” means, for any Monthly Period, an amount equal to (a) ~~all Collections received during~~the weighted average fixed interest rate of all Eligible Receivables as of the beginning of such Monthly Period, minus (b) ~~all principal Collections with respect to Eligible Receivables received during~~the product of (x) the average Class A Note Rate for each day in such Monthly Period and (y) 85%, minus (c) ~~the Facility Costs for such Monthly Period~~5.00%.

~~“Facility Costs” means, for any Monthly Period, an amount equal to (a) the Class A Monthly Interest for such Monthly Period, plus (b) the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Monthly Period, plus (c) the Servicing Fee for such Monthly Period, plus (d) all other fees, expenses and indemnity amounts accruing during such Monthly Period and owing by the Issuer under the Transaction Documents (other than any Unused Fees).~~

“Fee Letter” means the letter agreement, dated as of ~~August 1, 2017,~~December 10, 2018, among the Issuer and the Purchasers.

“Financial Covenants” means each of the Leverage Ratio Covenant, the Tangible Net Worth Covenant and the Liquidity Covenant.

“Increase” has the meaning specified in Section 3.1(b).

“Indebtedness” means, with respect to any Person as of any day, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including, but not limited to, any securitization, (c) all obligations of such Person under each lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (d) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person and (e) all obligations and liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, each as of such day.

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“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.

“Issuer” is defined in the preamble of this Series Supplement.

“Legal Final Payment Date” means the date 365 days after the commencement of the Amortization Period.

“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.

“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio of 6:1.

“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“LIBOR Floor” means, as of any date of determination, the greater of (i) One-Month LIBOR and (ii) 0.00%.

“LIBOR Termination Date” has the meaning specified in Section 5.17(d).

“Liquidity Covenant” means that the Seller will have a minimum liquidity of $10,000,000, equal to unrestricted cash or Cash Equivalents.

“London Banking Day” means, for the purpose of determining One-Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

“Monthly Collateral Performance Tests” shall be deemed satisfied with respect to any Monthly Period if each of the following is true as of the last day of such Monthly Period:

(i) the ~~aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the last day of~~Three-Month Average Delinquency Percentage for such Monthly Period, shall not exceed 9.5% ~~of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period~~;

(ii) the ~~aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables, shall not exceed 17.0% as of the last day of such Monthly Period;~~ Three-Month Average Default Percentage for any Monthly Period shall not exceed 17.0%;

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(iii) the ~~product of twelve times (A) the~~Three-Month Average Excess Spread Rate for such Monthly Period~~, divided by (B) the average daily aggregate Outstanding Receivables Balance for all Eligible Receivables during such Monthly Period,~~ shall not be less than 15.0%; provided, however, that the Monthly Collateral Performance Test provided for in this clause (iii) shall not apply to a Monthly Period if the ~~average daily~~ Class A Note Principal ~~during~~as of the beginning of such Monthly Period is less than $~~15,000,000,~~15,000,000; provided further, however, that the exclusion set forth in the immediately prior proviso shall not apply for more than two successive Monthly Periods;

(iv) the ~~aggregate outstanding principal balance of all~~Three-Month Average Delinquent Pool ~~Receivables as of the last day of~~Receivable Percentage for such Monthly Period, shall not exceed 9.5% ~~of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period~~; and

(v) the ~~aggregate outstanding principal balance of all Pool Receivables that became~~Three-Month Average Defaulted Pool ~~Receivables during~~Receivable Percentage for such Monthly Period~~, as an annualized percentage of the aggregate outstanding principal balance of all Pool Receivables,~~ shall not exceed 17.0% ~~as of the last day of such Monthly Period;~~.

~~provided, however, that the Monthly Collateral Performance Tests set forth in clauses (i) and (ii) above shall not apply during the period commencing on a Takeout Date and continuing until the earlier of (a) the date that is two calendar months after such Takeout Date and (b) the date on which the Aggregate Class A Note Principal exceeds $75,000,000.~~

“Monthly Period” has the meaning specified in the Base Indenture.

“Monthly Statement” has the meaning specified in Section 6.2.

“Note Purchase Agreement” means the agreement by and among Morgan Stanley Bank, N.A., as ~~an initial~~a Class A Noteholder, Goldman Sachs Bank USA, as ~~an initial~~a Class A Noteholder, Jefferies Funding LLC, as ~~an initial~~a Class A Noteholder, Natixis, New York Branch, as a Class A Noteholder, each of the other Class A Noteholders from time to time party thereto, Oportun, Inc. (f/k/a Progress Financial Corporation) and the Issuer, dated August 4, 2015, as amended, supplemented or otherwise modified from time to time, pursuant to which each of the Class A Noteholders have agreed to purchase an interest in the Class A Note from the Issuer, subject to the terms and conditions set forth therein~~, as amended, supplemented or otherwise modified from time to time~~.

“Noteholder” means with respect to any Note, the holder of record of such Note.

“Notes” has the meaning specified in paragraph (a) of the Designation.

“Notice Person” means each Purchaser.

“One-Month LIBOR” means, with respect to any day of determination, the composite London interbank offered rate for one-month Dollar deposits determined by the Trustee for such day in accordance with the provisions of Section 5.17 (or if such day is not a London Banking Day, then the immediately preceding London Banking Day).

7

“Payment Date” means September 8, 2015 and the eighth (8th) day of each calendar month thereafter, or if such eighth (8th) day is not a Business Day, the next succeeding Business Day.

“Pool Receivable” means each of the consumer loans that were originated by the Seller, the Nevada Originator or any of their Affiliates, excluding any ~~Starter~~Access Loan Receivables.

“Purchaser” has the meaning specified in the Note Purchase Agreement.

“Rapid Amortization Date” means the date on which a Rapid Amortization Event is deemed to occur.

“Rapid Amortization Event” has the meaning specified in Section 9.1.

“Redemption Price” means the sum of (i) the Aggregate Class A Note Principal plus (ii) accrued and unpaid interest on such Notes through the day preceding the Payment Date on which the purchase occurs, plus (iii) any other amounts payable to such Noteholders pursuant to the Transaction Documents, plus (iv) any other amounts due and owing by the Issuer or the initial Servicer to the other Secured Parties pursuant to the Transaction Documents, minus (v) the amounts, if any, on deposit on such Payment Date in the Collection Account for the payment of the foregoing amounts.

“Reference Banks” means those banking institutions selected by the Required Noteholders of each Series and notified to the Trustee.

“Required Noteholders” means, at any time of determination, the holders of the Class A Notes outstanding, voting together, representing (i) in excess of 50% of the Aggregate Class A Note Principal at such time or (ii) if no amount is then outstanding under the Class A Notes, Commitments in excess of 50% of the Class A Maximum Principal Amount; provided, however, that at any time that two or more Persons are then holders of the Class A Notes outstanding, then “Required Noteholders” shall in addition to the above require at least two unaffiliated Noteholders.

“Required Overcollateralization Amount” equals, at any time, ~~25% of~~the product of (a) a fraction, the numerator of which is 15 and the denominator of which is 85, times (b) the Aggregate Class A Note Principal at such time.

“Residual Payments” has the meaning specified in subsection 5.15(viii).

“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (i) the Scheduled Amortization Period Commencement Date and (ii) the Rapid Amortization Date.

“Scheduled Amortization Period Commencement Date” means ~~August 12, 2020~~October 1, 2021 (as such date may be extended pursuant to Section 2.4 of the Note Purchase Agreement).

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“Series 2015” means the Series of the Variable Funding Asset Backed Notes represented by the Notes.

“Series 2015 Termination Date” means the earliest to occur of (a) the Payment Date on which the Notes, plus all other amounts due and owing to the Noteholders, are paid in full, (b) the Legal Final Payment Date and (c) the Indenture Termination Date.

“Series Report Date” means, with respect to any Payment Date, the date that is two (2) Business Days prior to such Payment Date.

“Series Supplement” is defined in the preamble of this Series Supplement.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

~~“Starter Loan Receivable” means each of the consumer loans that were (i) originated by the Seller, the Nevada Originator or any of their Affiliates pursuant to its “Starter Loan” program intended to make credit available to select borrowers who do not qualify for credit under the Seller’s principal loan origination program, (ii) identified on the Seller’s, the Servicer’s or, if applicable, the Nevada Originator’s books as a Starter Loan Receivable as of the date of origination, and (iii) identified by the Seller from time to time in writing to the Noteholders on a schedule of Starter Loan Receivables, substantially in the form of Exhibit B to the Purchase Agreement.~~

“Tangible Net Worth” means, on any date of determination, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (a) all notes receivable from officers and employees of the Parent and its Subsidiaries and from affiliates of the Parent, and (b) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.

“Tangible Net Worth Covenant” means that the Parent will have a minimum Tangible Net Worth of $100,000,000.

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“Third Party Financing Agreement” means (i) any Term Indenture, (ii) any instrument, agreement or undertaking referenced or otherwise referred to in the Intercreditor Agreement or (iii) any other instrument, agreement or undertaking governing or entered into in connection with any securitization, any whole-loan sale or similar transaction or any other financing, in each case with respect to this clause (iii), entered into by the Seller, the initial Servicer, Oportun or any Affiliate of any of the foregoing.

“Three-Month Average Default Percentage” means, for any Monthly Period, the average Default Percentage for the three most recent Monthly Periods (which may include such Monthly Period), excluding any Monthly Period during which a Takeout Transaction occurred.

“Three-Month Average Defaulted Pool Receivable Percentage” means, for any Monthly Period, the average Defaulted Pool Receivable Percentage for such Monthly Period and the two prior Monthly Periods.

“Three-Month Average Delinquency Percentage” means, for any Monthly Period, the average Delinquency Percentage for the three most recent Monthly Periods (which may include such Monthly Period), excluding any Monthly Period during which a Takeout Transaction occurred.

“Three-Month Average Delinquent Pool Receivable Percentage” means, for any Monthly Period, the average Delinquent Pool Receivable Percentage for such Monthly Period and the two prior Monthly Periods.

“Three-Month Average Excess Spread Rate” means, for any Monthly Period, the average Excess Spread Rate for such Monthly Period and the two prior Monthly Periods.

“Unused Fee” has the meaning specified in the Fee Letter, as notified by the Issuer to the Back-Up Servicer and the Servicer in writing.

“Utilization Percentage” means, for any day of determination, a fraction, expressed as a percentage, (i) the numerator of which is the Aggregate Class A Note Principal on such day, and (ii) the denominator of which is the Class A Maximum Principal Amount on such day.

SECTION 2. [Reserved.]

SECTION 3. Article 3 of the Base Indenture. Article 3 of the Indenture solely for the purposes of Series 2015 shall be read in its entirety as follows and shall be applicable only to the Notes:

ARTICLE 3

INITIAL ISSUANCE OF NOTES AND INCREASES AND DECREASES OF THE PRINCIPAL BALANCE

Section 3.1. Initial Issuance; Procedure for Increases.

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Section 5.17. Determination of One-Month LIBOR.

(a) On each Business Day, the Calculation Agent shall determine One-Month LIBOR on the basis of the rate for Dollar deposits for a period equal to one month which appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such Business Day (or such other page as may replace such page on that service or other service or services as may be nominated by ICE Benchmark Administration Limited or any successor organization for the purpose of displaying London interbank offered rates of U.S. dollar deposits for a one-month period) and shall send to the Servicer and the Issuer, by facsimile or e-mail, notification of One-Month LIBOR for such Business Day.

(b) If on any Business Day such rate does not appear on Reuters Page LIBOR01 (or such other page), then the Class A Note Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Issuer, by facsimile or e-mail.

(c) On each Determination Date related to a Payment Date, prior to 3:00 p.m. (New York time), the Calculation Agent shall send to the Servicer, the Issuer and the Noteholders, by facsimile or e-mail, notification of One-Month LIBOR or the Alternative Rate for each day during the prior Interest Period.

(d) If the Required Noteholders provide notice in writing to the Issuer and the Servicer of their determination (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 5.17(b) have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.17(b) have not arisen but the applicable supervisor or administrator (if any) of One-Month LIBOR or a Governmental Authority having jurisdiction over any Class A Noteholder has made a public statement identifying the specific date after which One-Month LIBOR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than One-Month LIBOR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Required Noteholders and the Issuer shall endeavor to establish a replacement index for One-Month LIBOR and make adjustments to applicable margins and related amendments to this Series Supplement as referred to below such that, to the extent practicable, the all-in Class A Monthly Interest based on the replacement index will be substantially equivalent to the all-in Class A Monthly Interest based on One-Month LIBOR in effect prior to its replacement.

Subject to Section 13.2 of the Base Indenture, the Issuer and the Indenture Trustee shall enter into an amendment to this Series Supplement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, as determined by the Required Noteholders and the Issuer, for the implementation and administration of the replacement index-based rate.

Selection of the replacement index, adjustments to the applicable margins, and amendments to this Series Supplement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on One-Month

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LIBOR to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from One-Month LIBOR to the replacement index and (B) yield-or risk-based differences between One-Month LIBOR and the replacement index.

Following the occurrence of a LIBOR Termination Date, until an amendment reflecting a new replacement index in accordance with this Section 5.17(d) is effective, the Class A Note Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Issuer, by facsimile or e-mail.

Section 5.18. Series Termination. On the Series 2015 Termination Date, the unpaid principal amount of the Class A Notes shall be due and payable.

SECTION 8. Article 6 of the Base Indenture. Article 6 of the Base Indenture shall read in its entirety as follows and shall be applicable only to the Noteholders:

ARTICLE 6

DISTRIBUTIONS AND REPORTS

Section 6.1. Distributions.

(a) On each Payment Date, the Trustee shall distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before the related Series Report Date pursuant to subsection 2.09(a) of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 12.5 respecting a final distribution), such Noteholder’s pro rata share (based on the Class A Note Principal held by such Noteholder) of the amounts that are payable to the Noteholders pursuant to Section 5.15 by wire transfer to an account designated by such Noteholders.

(b) Notwithstanding anything to the contrary contained in the Base Indenture or this Series Supplement, if the amount distributable in respect of principal on the Notes on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date to the Noteholders.

Section 6.2. Monthly Statement.

(a) On or before each Series Report Date, the Trustee shall make available electronically to each Noteholder and each Notice Person, a statement in substantially the form of Exhibit B hereto (a “Monthly Statement”) prepared by the Servicer (with respect to clause (xiii), (xiv) and (xv) below, solely so long as PF Servicing, LLC is Servicer) and delivered to the Trustee on the preceding Determination Date and setting forth, among other things, the following information:

(i) the amount of Collections (including a breakdown of Finance Charges vs. principal Collections) received during the related Monthly Period;

(ii) the amount of Available Funds and Distributable Funds on deposit in the Collection Account on the related Determination Date;

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(xix) the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables during the preceding Monthly Period;

(xx) the Excess Spread Rate for the preceding Monthly Period;

(xxi) the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the end of the preceding Monthly Period;

(xxii) the aggregate outstanding principal balance of all Pool Receivables as of the end of the preceding Monthly Period; and

(xxiii) the amount and calculation of each excess concentration set forth in the definition of “Concentration Limits” as of the end of the preceding Monthly Period.

On or before each Series Report Date, to the extent the Servicer provides such information to the Trustee, the Trustee will make available the monthly Servicer statement via the Trustee’s Internet website and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables as the Trustee may have in its possession, but only with the use of a password provided by the Trustee; provided, however, the Trustee shall have no obligation to provide such information described in this Section 6.2 until it has received the requisite information from the Issuer or the Servicer and the applicable Noteholder has completed the information necessary to obtain a password from the Trustee. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

(b) The Trustee’s internet website, as of the Trustee Replacement Date, shall be located at “www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders. In connection with providing access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for information disseminated in accordance with this Series Supplement.

(c) Annual Tax Statement. To the extent required by the Code or the Treasury regulations thereunder, on or before January 31 of each calendar year, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Noteholders, as set forth in subclauses (iii), (v) and (vi) above, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Issuer with such other customary information (consistent with the treatment of the Notes as debt) required by applicable tax Law to be distributed to the Noteholders. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 6.3. Issuer Payments. The Issuer agrees to pay, and the Issuer agrees to instruct the Servicer and the Trustee to pay, all amounts payable by it with respect to the Notes, this Indenture and each of the other Transaction Documents to the applicable account designated by the Person to which such amount is owing. All such amounts to be paid by the Issuer shall be

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